                                                                    EXHIBIT 99.1


                        EMPLOYEE STOCK PURCHASE AGREEMENT

This Agreement is made as of the 30th day of September, 2000 by and between Tufco L.P. a Delaware Limited Partnership (the "Company"), and the undersigned investor "Buyer").

                                    RECITALS

The capital stock of the Company consists of Common Stock, par value $0.01 per share (the "Common Stock"), and Non-Voting Common Stock, par value $0.01 per share (collectively, the "Common Shares"). The Company has granted to Buyer an option to purchase a total of 13,738 shares of Common Stock, which option is currently set to expire on September 30, 2000.

         The Buyer now desires to exercise the option and Buyer desires to purchase from the Company 13,738 shares of Common Stock (the "Shares") pursuant to the terms and conditions set forth herein.

                                   WITNESSETH:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1. Definitions. The following terms are used in this Agreement as defined below (certain other terms are defined elsewhere in this Agreement):

         "Board" means the Board of Directors of the Company.

         "Note," means the Promissory Note in the form of Exhibit "A" hereto.

         "Pledge Agreement" means the Pledge Agreement in the form of Exhibit "B" hereto.

         "Purchase Documents" means this Agreement, the Note and the Pledge Agreement.

         "Retirement" means a Termination of Employment by reason of Buyer's retirement, other than by reason of disability, as determined pursuant to and in accordance with any then current regular retirement plan applicable to the Company.

         "Termination of Employment" means the time when the employer-employee relationship between Buyer and the Company or any subsidiary of the Company is terminated for any reason, including a termination by resignation, discharge, death, Total Disability or Retirement.

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

         "Total Disability" means a Termination of Employment by reason of Buyer's total disability as determined pursuant to and in accordance with any then current regular long-term disability plan applicable to Buyer, or in the absence of any such plan, pursuant to and in accordance with the regulations applicable to Social Security benefits for total disability. All determinations as to the date and extent of disability of Buyer shall be made by the Board in its absolute discretion, upon the basis of such evidence, as it deems necessary or desirable.

         2. Purchase and Sale. Buyer hereby purchases, and the Company hereby sells to Buyer, the Shares on the date hereof for an aggregate purchase price of $64,320.90 (the "Purchase Price"). The Purchase Prices is being paid by Buyer on the date hereof as follows:

         (a)      $64,320.90 by the delivery of the Note, the payment of which
                  Note is being secured by the Shares under the Pledge
                  Agreement.

         The Company has delivered to Buyer certificates for the Shares registered in the name of Buyer (the "Certificates"), but in accordance with the terms of the Pledge Agreement, Buyer has returned the Certificates to the Company along with stock transfer documents, endorsed in blank.

         3. Company Representations and Warranties. The Company represents and warrants to Buyer as follows, and all such representations and warranties shall survive the date hereof:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

         (b) Upon payment of the Purchase Price, the Shares to be issued to Buyer shall be validly issued, fully paid and non-assessable.

         (c) This Agreement has been duly authorized by all necessary action on the part of the Company and has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with the terms hereof, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         4. Buyer Representations and Warranties. Buyer represents and warrants to the Company as follows, and all such representations and warranties shall survive the date hereof:

         (a) Buyer acknowledges that the Company has provided him with adequate access to financial and other information concerning the Company and the Common Stock, and that Buyer has had the opportunity to ask questions


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                  of and receive answers from the Company concerning the terms and conditions of the purchase of the Shares and to obtain therefrom any additional information necessary to make an informed decision regarding the investment in the Shares.

         (b) Buyer represents that he has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares.

         (c) Buyer realizes that the Company is relying on the validity of Buyer's representations and agreements contained herein in issuing the Shares.

         5. Restrictive Legend. The certificates representing the Shares will bear such restrictive legends as the Company deems appropriate, with the advice of legal counsel, to evidence the various restrictions on the transfer of the Shares and the pledge of the Shares under the Pledge Agreement.

         6.       Miscellaneous.

         (a) Any share amounts or per share amounts specified herein shall be adjusted as the Board deems appropriate, in its sole discretion, from time to time to account for any combination or subdivision of, or any other change in, the Common Stock.

         (b) This Agreement shall be construed in accordance with the laws of the State of Delaware.

         (c) This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of the Company and Buyer. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.

         (d) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger of similar reorganization) and assigns of the parties hereto.

         (e) All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows, or to such other address as may be specified by a party for itself or himself by notice to the other party:


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                           (i)      Notice to the Company:

                                    Tufco L.P.
                                    4800 Simonton Road
                                    Dallas, Texas  75244
                                    Attention:  President

                           (ii)     Notice to Buyer:

                                    To the address for Buyer in
                                    the employment records of the
                                    Company from time to time

         (f) This Agreement constitutes the entire agreement of the parities hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (g) If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect any other provisions applications of this Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as the day and year first written above.

                                             TUFCO L.P. (By Tufco Tech, Inc. as
                                             General Partner)


                                             By: /s/ L. LECALSEY
                                                -------------------------------

                                             BUYER:

                                             /s/ GREG WILEMON
                                             ----------------------------------
                                             GREG WILEMON







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                                                                       EXHIBIT A

                                      NOTE

$64,320.90                                                   September 30, 2000
                                                             Dallas, Texas

         FOR VALUE RECEIVED, and intending to be legally bound, GREG WILEMON ("Maker") hereby promises to pay, in lawful money of the United States of America which shall be legal tender for payment of public and private debts, without demand, set off or deduction, to the order of Tufco L.P., a Delaware Limited Partnership ("Payee"), at the address of Payee, c/o Tufco L.P., 4800 Simonton, Dallas, Texas 75244, or at such other place as the holder hereof shall from time to time designate in writing, the principal amount of Sixty Four Thousand Three Hundred Twenty Dollars and 90 cents ($64,320.90), with interest on the unpaid principal balance, except as noted below, from the date of this Note until paid at the annual rate of eight and 1/2 percent (8 1/2%) and accured interest payable on each September 30, during the term hereof and at the Maturity Date. On September 30, 2001 ("Maturity Date"), Maker shall pay the entire balance of principal, interest and other amounts payable hereunder. This
Note is the Note required to be delivered by Maker pursuant to the Employee Stock Purchase Agreement dated September 30, 2000 between Maker and Payee (the "Purchase Agreement"). All capitalized terms not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

         Maker may prepay all of the outstanding principal balance hereof without penalty, plus all interest then accrued and all other sums then payable hereunder, at any time. Partial prepayments shall not reduce the amounts of or postpone the remaining unpaid installments, but shall be applied to reduce the principal indebtedness evidenced hereby.

         All sums not paid when due shall bear interest between the due date until the payment date at the rate which is five percent (5%) over the above-specified interest rate applicable to the principal of this Note, or if same is usurious, the highest legal rate (the rate so determined is herein called the "Default Rate").

         This Note is secured by 13,738 shares of common stock of the Payee, par value $0.01 per share owned by the Maker (the "Shares"), pursuant to the terms of a certain Pledge Agreement dated September 30, 2000 (the "Pledge Agreement") between the Maker and Payee as more particularly described in the Pledge Agreement, which is hereby incorporated by reference.

         Maker shall be in default hereunder upon the occurrence of any of the following events (each, an "Event of Default"): (i) if Maker fails to pay any installment of interest or principal or any other sum due hereunder; (ii) if Maker breaches any of the terms, convenants, conditions or provisions of this Note or the Purchase Agreement, the Pledge Agreement or the Stockholders Agreement to which Maker has become a party to on the date hereof; (iii) if any representation of warranty now or hereafter made by Maker or in


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connection with the debt evidenced by this Note, including without limitation, the representations and warranties of Maker contained in the Purchase Agreement and the Pledge Agreement, is false or incorrect in any material respect or (iv) if there is a Termination of Employment by Maker without cause, as determined by the Board of Directors of the Payee, or for any reason except death or Total Disability.

         Upon any Event of Default hereunder, the entire unpaid principal indebtedness of this Note, together with all interest accrued at the rate above specified until the date of such default and thereafter at the Default Rate, together with all other charges provided for herein or in the Pledge Agreement, shall at the option of the holder of this Note, become due and payable immediately.

         In the event Maker sells or transfers the Shares, the proceeds of such sale or transfer shall be paid by Maker to Payee as a mandatory prepayment of the unpaid principal indebtedness on this Note, together with all interest accrued thereon, which prepayment will be without penalty.

         Any right or remedy granted herein, in the Purchase Agreement or in the Pledge Agreement is separate, distinct and cumulative and not exclusive of any other right or remedy granted herein, in the Purchase Agreement or in the Pledge Agreement or provided by law or equity, and may be exercised concurrently, independently or successively by the holder hereof in such holder's discretion. Any forbearance on the part of the holder in exercising of any such right or remedy shall not be a waiver of or preclude the exercise of any such right or remedy. The holder hereof shall not be deemed by any act or omission to have waived any such right or remedy or any default by Maker hereunder, under the Purchase Agreement or under the Pledge Agreement unless such waiver is in writing and signed by the holder, and then only to the extent specifically set forth in the writing. Any such waiver shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy with respect to any other default by Maker.

         Maker agrees to pay on demand all costs of collection, including, without limitation, reasonable attorney's fees, incurred by the holder hereof with respect to any default by Maker hereunder. Such amounts, until paid by Maker, shall be added to the principal hereof, bear interest at the Default Rate and be secured by the Shares.

         Maker hereby irrevocably authorizes and empowers any attorney or clerk of any court of record within the State of Delaware or elsewhere to appear for Maker and in case any default has occurred hereunder, under the Purchase Agreement or under the Pledge Agreement, with or without complaint or declaration filed, to confess and enter judgment, or a series of judgments, against Maker in favor of the then holder of this Note as of any term, for the unpaid balance of the principal debt hereof (including without limitation all sums added to the principal hereof pursuant to the terms of this Note) together with unpaid interest thereon and costs of suit (including any attorneys' fees). This Note or a copy verified by affidavit shall be sufficient warrant for any such attorney to so proceed. On such judgment or judgments one or more executions may issue forthwith. The authority granted herein to confess judgment shall not be exhausted by any exercise



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thereof but shall continue and may be exercised from time to time and at all times until payment in full of all the amounts due hereunder, any law, rule of court or custom notwithstanding.

         Maker hereby waives and releases the holder hereof and its attorneys from all errors, defects and imperfections in any proceedings instituted by the holder hereof under the terms of this Note, the Purchase Agreement or the Pledge Agreement. Maker hereby waives any and all present and future laws and rules of court exempting any of the Shares covered by the Pledge Agreement, or any of the proceeds arising from any sale of such Shares, from attachment, levy, sale or execution, or providing for any stay of execution, appraisement, exemption from civil process or extension of time for payment.

         Maker waives presentment for payment, demand notice of nonpayment, notice of protest, protest and notice of dishonor of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note.

         This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to Payee and its successors and assigns.

         This Note and all issues arising hereunder shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Maker has executed this Note under seal intending to be legally bound.



                                                    /s/ GREG WILEMON
                                                    ----------------------------
                                                    GREG WILEMON





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                                                                       EXHIBIT B

                                PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated September 30, 2000, is made by GREG WILEMON ("the "Pledgor"), in favor of TUFCO L.P., a Delaware Limited Partnership (the "Pledgee").

                                    RECITALS

         The Pledgor has entered into an Employee Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), whereby the Pledgor has purchased 13,738 shares of the common stock, par value $0.01 per share, of the Pledgee (the "Shares"). Pursuant to the terms of the Stock Purchase Agreement, the Pledgor has made a promissory note in the principal amount of $64,320.90 to the Pledgee (the "Note") as partial payment of the purchase price of the Shares. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Stock Purchase Agreement.

         In order to induce the Pledgee to sell the Shares and accept the Note in partial payment therefor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor is willing to enter into this Pledge Agreement whereby he shall pledge to the Pledgee the Shares to secure the payment of the Note and the performance of all the Pledgor's obligations under the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, the undersigned agrees as follows:

         1. PLEDGE OF STOCK. As collateral security for the punctual payment and performance of all existing and future indebtedness and other liabilities and obligations, absolute or contingent, direct or indirect, primary or secondary, of the Pledgor to the Pledgee, of any nature whatsoever arising under the Stock Purchase Agreement and the Note issued thereunder, and all the obligations of the Pledgor hereunder (all of such indebtedness, liabilities and obligations of the Pledgor hereinafter sometimes referred to collectively as the "Obligations"), the Pledgor hereby deposits with and pledges and hypothecates to the Pledgee, and grants to the Pledgee and agrees that the Pledgee shall have a security interest in and pledge of the Shares together with any shares or other securities or property referred to in Section 4 (the Shares, together with such other property being hereinafter sometimes referred to collectively as the "Pledged Securities").

         2. REPRESENTATIONS AND WARRANTIES: The Pledgor represents and warrants to and agrees with the Pledgee as follows:

         (a) The Pledgor is the exclusive legal, equitable and beneficial owner of, and has good title to, all the Pledged Securities, free and clear of all claims, liens, security


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interests and other encumbrances (except for the security interest created in favor of the Pledgee hereby), and the Pledgor has the unqualified legal right to pledge the same hereunder. Each certificate evidencing any of the Pledged Securities pledged hereunder by the Pledgor is issued in the name of the Pledgor and has attached a stock power duly signed in blank by the Pledgor. The security interest created hereby or intended so to be represents a valid, perfected lien on and security interest in the Pledged Securities, and such security interest is superior and prior in right to the rights of all third persons. The parties acknowledge that no filings or recordings (including without limitation filings under the Uniform Commercial Code) will be necessary to be made to perfect, protect and preserve the security interest of the Pledgee in the Pledged Securities created by this Agreement or intended so to be.

         (b) The Pledgor, for himself and his successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights to purchase any or all of the Pledged Securities upon any sale thereof by the Pledgee hereunder, whether such right to purchase arises under the Certificate of Incorporation or any By-law of the Pledgee, by agreement, by operation of law or otherwise.

         (c) All the foregoing representations, warranties and agreements shall survive the execution and delivery of this Pledge Agreement and the making of the Note to be made under the Stock Purchase Agreement.

         3.  RECEIPT OF DIVIDENDS; RESERVATION OF VOTING RIGHTS.

         (a) Upon the occurrence of an Event of Default (as defined in the Note) which shall be continuing, the Pledgee shall be entitled to receive all payments or distributions on or redemptions of any Pledged Securities, whether in cash, property or obligations ("Dividends") declared upon and paid with respect to the Pledged Securities. At such other times, the Pledgor shall, subject to Section 4 hereof, be entitled to receive such Dividends.

         (b) Upon the occurrence of an Event of Default (as defined in the Note) which shall be continuing, the Pledgee shall be entitled to exercise any and all voting power with respect to the Pledged Securities. At all other times the Pledgor shall be entitled to exercise in a manner not inconsistent with the provisions of this Pledge Agreement all voting power with respect to the Pledged Securities.

         4. ADDITIONAL COLLATERAL SECURITY. If upon the dissolution or liquidation (in whole or in part) of the Company any sum would otherwise be paid upon or with respect to any of the Pledged Securities, such sum shall be retained by the Company as additional collateral security for the Obligations. In case any stock divided shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities pursuant to any re-capitalization or reclassification of the capital of the Pledgee or pursuant to a


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reorganization thereof, the shares or other property so distributed shall be delivered to the Pledgee to be held by it in pledge for the benefit of the Pledgee as additional collateral security for the Obligations.

         5. REMEDIES IN GENERAL. Upon the occurrence of an Event of Default which shall be continuing, the Pledgee shall have the right at any time and from time to time to sell, resell, assign and deliver, in the Pledgee's discretion, all or any of the Pledge Securities, in one or more parcels at the same or different times, and all right, title, interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for immediate or future delivery, and at such price or prices and on such terms as the Pledgee may determine, the Pledgor hereby agreeing that upon any such sale any and all equity and right of redemption shall be automatically waived and released without any further action on the part of the Pledgor, and in connection therewith the Pledgee may grant options, all without any demand, advertisement or notice, all of which are hereby expressed waived. In the event of any such sale, the Pledgee shall, at least 10 days before the sale, give the Pledgor notice of its intention to sell which notice the Pledgor agrees is reasonable. Upon each such sale the Pledgee or the Pledgor may purchase all or any of the Pledged Securities being sold, free of any equity or right of redemption. The proceeds of each such sale shall be applied to the payment of all costs and expenses of every kind for sale or delivery, including reasonable compensation to the agents and attorneys of the Pledgee and all other expenses, liabilities and advances made or incurred by the Pledgee in connection therewith, and after deducting such costs and expenses from the proceeds of sale, the Pledgee shall apply any residue to the payment of the Obligations, the Pledgor remaining liable for any deficiency. The balance, if any, remaining after payment in full of the Obligations shall be paid over to the Pledgor.

         6. REMEDIES CUMULATIVE; INDEMNITIES, ETC. The rights, powers and remedies provided herein in favor of the Pledgee shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other rights and remedies in favor of the Pledgee existing at law or in equity, including without limitation all the rights, powers and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Delaware or any other appropriate jurisdiction. The Pledgor shall indemnify and save harmless the Pledgee from and against any and all liabilities, losses and damages which it may incur in the exercise or performance of any of its rights, powers or remedies set forth herein; provided, however, that the Pledgor shall have no obligation to indemnify against any liability, loss or damage resulting from the Pledgee's own gross negligence or bad faith.

         7. RIGHT TO EXECUTE ENDORSEMENTS. The Pledgee shall have the right, for and in the name, place and stead of the Pledgor and acting as his attorney-in-fact if necessary, to execute endorsements, assignments and other instruments of conveyance or transfer with respect to all or any of the Pledged Securities whenever any such execution is required or permitted hereunder.


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         8. NO WAIVER; AMENDMENTS. No delay on the part of the Pledgee in exercising any of its options, powers or rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right. None of the terms and conditions of this Pledge Agreement may be amended, modified or waived orally but only in a writing signed by the parties hereto.

         9. TERMINATION OF AGREEMENT; RETURN OF COLLATERAL. This Agreement shall be effective until such time as Pledgor shall have made full payment and performance of all the Obligations, at which time this Agreement shall expire and the Pledgor (except to the extent otherwise contemplated hereby) shall be entitled to the return of all the Pledged Securities and other property and cash held in pledge hereunder which have not been used or applied to the payment of the Obligations.

         10. FURTHER ASSURANCE; IMMUNITIES, ETC. With respect to the Pledged Securities and any security interest of the Pledgee therein, the Pledgor agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices and instruments as may be necessary or desirable in the opinion of the Pledgee in order to vest more fully in and assure to the Pledgee the security interest in the Pledged Securities created hereby or intended so to be and the enforcement and realization of all of the benefits of the rights, remedies and powers of the Pledgee hereunder relating to the Pledged Securities. Without limiting the generality of the foregoing, if at any time hereafter, whether or not due to any change in circumstances (including without limitation any change in applicable law or any decision hereafter made by a court construing any applicable law), it is, in the opinion of counsel for the Pledgee, necessary or desirable to file or record this Agreement or any financing statement or other instrument relating hereto, the Pledgor agrees to pay all fees, cost and expenses of such recording or filing and to execute and deliver any instruments which may be necessary or appropriate to make such filing or recording effective. The Pledgor hereby irrevocably appoints the Pledgee its attorney-in-fact to perform, in the Pledgor's or Pledgee's name, any and all acts, including without limitation the signing and filing of financing statements and amendments thereto, which the Pledgee may deem necessary or appropriate to effect and continue the security interests created hereby or intended so to be or otherwise to preserve and protect the Pledge Securities and the security interest of the Pledgee therein, but nothing herein contained otherwise shall require the Pledgee to take any such action. Without limiting the generality of the preceding sentence, the Pledgee shall not be under any duty to anyone to send any notices, perform any services, vote, exercise any options or elections with respect to, pay any taxes or charges associated with, or otherwise take any action of any kind with respect to, any of the Pledged Securities.

         11. EXPENSES. The Pledgor agrees that the Pledge Securities secure, and further agrees to pay on demand, all reasonable expenses (including but not limited to reasonable attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Pledged Securities or in any way relating to the enforcement or protection of the rights of the Pledgee hereunder.



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

         12. NOTICE. All notices, requests, demands, directions, declarations and other communications provided for herein shall be in writing and shall be deemed to have been given or made three days after being mailed by registered or certified mail, postage prepaid, return receipt requested, or when received if sent by Federal Express or other overnight delivery service to the applicable party at its address indicated in the Stock Purchase Agreement, or, as to each party, at such other address as shall hereafter be designated by such party in a written notice to the other complying as to delivery with the terms of this Section.

         13. GOVERNING LAW; CONSENT TO JURISDICTION, ETC. This Pledge Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. The Pledgor hereby consents to the non-exclusive jurisdiction of the courts of the State of Delaware in any action or proceeding which may be brought against such Pledgor under or in connection with this Pledge Agreement or any of the transactions contemplated hereby or to enforce any undertaking contained herein, and in the event any such action or proceeding shall be brought against it, the Pledgor agrees not to raise any objection to such jurisdictions.

         14. MISCELLANEOUS. This Pledge Agreement shall bind an inure to the benefit of the Pledgor and the Pledgee and their respective successors and assigns, except that the Pledgor shall not have the right to assign any of its rights hereunder or interests herein without the written consent of the Pledgee. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute but one and the same instrument. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remainder of this Pledge Agreement or the validity or enforceability of such provision in any other jurisdiction. Words of any gender herein shall include any other genders, and the singular shall include the plural and vice versa, whenever the same is necessary to produce a fair and meaningful construction.

         IN WITNESS WHEREOF, the Pledgor has executed this Pledge Agreement as of the day and year first above written.


                                            /s/ GREG WILEMON
                                            -------------------------------
                                            GREG WILEMON

                                            TUFCO L.P. (by Tufco Tech, Inc.
                                            as General Partner)

                                            By: /s/ L. LECALSEY
                                               ----------------------------
                                            Title: President/CEO
                                                  -------------------------



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